UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Innovative Food Holdings, Inc.

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INNOVATIVE FOOD HOLDINGS, INC.

28411 RACE TRACK RD.

BONITA SPRINGS, FLORIDA 34135

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2023

We are pleased to invite you to attend the 2023 Annual Meeting of Stockholders of Innovative Food Holdings, Inc. to be held on Wednesday, May 17, 2023 at 10:00 a.m. Eastern Time.

The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting live, submit questions and vote online. There is no physical location for the Annual Meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/IVFH2023. The purpose of the Annual Meeting is to consider and act upon the following matters:

(1)	To elect seven (7) directors to serve for the ensuing year.

(2)	To ratify the selection by the Board of Directors of the firm of Assurance Dimensions, as the Company’s independent auditors for the current fiscal year.

(3)	To conduct an advisory vote on executive compensation.

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record as of the close of business on March 24, 2023 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

After careful consideration, our Board of Directors has approved each of the Proposals and has determined that each Proposal is advisable, fair and in the best interests of the Company and its stockholders. Accordingly, our Board of Directors recommends that stockholders vote “FOR” each of the proposals set forth in this proxy statement and “FOR” each of the nominees for director.

For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting. You may make a request by calling our corporate headquarters at (239) 596-0204 during regular business hours. If we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request. In addition, during the Annual Meeting, a live secure link will be provided to any stockholder of record virtually attending the Annual Meeting which will provide access to that list of stockholders.

Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

More information about the Company and the Proposals to be voted on at the Annual Meeting are contained in this proxy statement. The Company urges you to read this proxy statement carefully and in its entirety.

By Order of the Board of Directors,

Bill Bennett

Bonita Springs, Florida

April 19, 2023

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO VIRTUALLY ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. IF YOU HAVE TELEPHONE OR INTERNET ACCESS, YOU MAY SUBMIT YOUR PROXY BY FOLLOWING THE INSTRUCTIONS PROVIDED IN THIS PROXY STATEMENT AND ON THE ENCLOSED PROXY CARD. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

INNOVATIVE FOOD HOLDINGS, INC.

28411 RACE TRACK RD.

BONITA SPRINGS, FLORIDA 34135

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2023

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Innovative Food Holdings, Inc. (the “Company”) for use at the 2023 Annual Meeting of Stockholders to be held on May 17, 2023, and at any adjournment of that meeting (the “Annual Meeting”). Throughout this Proxy Statement, “we,” “us” and “our” are used to refer to the Company.

We have decided to hold a virtual meeting in light of lingering concerns regarding the COVID-19 pandemic and because it improves stockholder access, encourages greater global participation, lowers costs compared to an in-person event, and aligns with our broader sustainability goals. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Information on how to vote online while attending the Annual Meeting is discussed below.

The Annual Meeting will be conducted completely online via the internet and there is no physical location for the Annual Meeting. Stockholders may attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/IVFH2023 to log on. If you are a registered holder or if your shares are held beneficially through a bank or broker, you must log on using the 16 digit Virtual Control Number included on your Notice, proxy card and/or email. Instructions on how to connect and participate via the Internet are posted at www.virtualshareholdermeeting.com/IVFH2023. Please allow ample time for online check-in, which will begin at 9:45 a.m. Eastern Time, on May 17, 2023.

Voting Securities and Votes Required

At the close of business on March 24, 2023, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 47,731,747 shares of our common stock, par value $0.0001 per share. All holders of our common stock are entitled to one vote per share.

A majority of the outstanding shares of our common stock represented in person or by proxy at the Annual Meeting will constitute a quorum at the meeting for all matters to be voted on by the holders of our common stock. All shares of our common stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter but will not be counted as a vote in favor of such matter.

Proposal No. 1 (directors) - With respect to the election of directors, the affirmative vote of the holders of a plurality of the shares of our common stock present or represented by proxy at the Annual Meeting is required for election of directors.

Proposal No. 2 (auditors) – With respect to the approval of the auditors, the affirmative vote of a majority of the votes cast on the matter is required for approval.

Proposal No. 3 (executive compensation) - With respect to approval of our executive compensation, while our Board and its Compensation Committee (the “Compensation Committee”) will carefully consider the outcome of the vote expressed by our stockholders when making future executive compensation decisions, the vote will not be binding upon them. The Company will deem the affirmative vote of a majority of the votes cast to be approval.

Abstentions and Broker Non-Votes

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting will have no effect on any of the Proposals.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Each of Proposal No. 1 (election of directors) and Proposal No. 3 (advisory vote on executive competition) is a “non-routine” matter. A “broker non-vote” will have the same effect as an abstention as described above.

Virtual Meeting Protocols

How to Vote

If you are a stockholder of the Company and your shares of our common stock are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and the proxy materials and proxy card are being sent directly to you by the Company. If you are a stockholder of record of the Company, you may virtually attend the Annual Meeting and vote your shares in person, rather than signing and returning your proxy. Similarly, if your shares of our common stock are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you, together with a voting instruction card, by such bank, broker or other nominee. As the beneficial owner, you are also invited to virtually attend the Annual Meeting and you may vote these shares in person at the Annual Meeting.

If on the record date you are a stockholder with shares registered in your name with the Company’s transfer agent, Computershare Trust Company, N.A., or if you are a beneficial owner of shares of the Company’ common stock, you may vote online while virtually attending the Annual Meeting or vote by proxy by telephone by internet or by mail. Whether or not you plan to virtually attend the Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still virtually attend the Annual Meeting and vote in person even if you have already voted by proxy.

• To vote online at the Annual Meeting. To vote online during the Annual Meeting, join the virtual Annual Meeting at www.virtualshareholdermeeting.com/IVFH2023. You will then be prompted to enter your 16 digit Virtual Control Number which is included on the Notice, Proxy Card and/or email, and then follow the instructions in the Annual Meeting portal.

• To vote by proxy by telephone. To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 16, 2023 to be counted.

• To vote online not at the Annual Meeting. To vote through the Internet without attending the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Proxy Card. Your Internet vote must be received by 11:59 p.m., Eastern Time on May 16, 2023 to be counted.

• To vote by proxy by mail. You may submit your proxy by mail by completing and signing the enclosed proxy card and mailing it in the enclosed envelope. Provided your proxy card is received prior to the Annual Meeting your shares will be voted as you have instructed.

We provide Internet proxy voting to allow you to vote your shares online via proxy prior to the Annual Meeting, and Internet voting to allow you to vote your shares during the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. Since Proposal No. 1 (election of directors) and Proposal No. 3 (advisory vote on executive compensation) are each considered “non-routine” matters, your broker will not be able to vote your shares of our common stock without specific instructions from you.

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or other agent.

Any stockholder of record voting by proxy has the right to revoke his, her or its proxy at any time before the polls close at the Annual Meeting by sending a written notice stating that he, she or it would like to revoke his, her or its proxy to the Corporate Secretary of the Company, by providing a duly executed proxy card bearing a later date than the proxy being revoked, or by virtually attending the Annual Meeting and voting in person. Attendance (virtually) alone at the Annual Meeting will not revoke a proxy. If a stockholder of the Company has instructed a broker to vote his, her or its shares of our common stock that are held in “street name,” the stockholder must follow directions received from his, her or its broker to change those instructions.

Participation

In order to virtually attend the Annual Meeting, if you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare) or if you hold your shares through an intermediary, such as a bank or broker, you can virtually attend the Annual Meeting on the Internet by going to www.virtualshareholdermeeting.com/IVFH2023 and following the instructions.

Only stockholders of record as of the record date for the Annual Meeting and their proxy holders may submit questions or comments at the Annual Meeting. If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.virtualshareholdermeeting.com/IVFH2023, entering your unique 16 digit control number (included on the Notice of Internet Availability of Proxy Materials, on the Proxy Card and/or on the email), and typing your question in the box in the Annual Meeting portal

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and that remarks are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to legal matters, ongoing negotiations or potential transactions, or other matters which the Company does not comment on, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the Q&A portion of the Annual Meeting.

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, you can request assistance by calling 1-800-586-1548 (US) or 303-562-9288 (International). Technical support will be available starting at 9:15 a.m. Eastern Time on May 17, 2023.

General Information

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "FOR" the election of the nominees to the Board and "FOR" each of the other proposals. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

A proxy may be revoked by the stockholder at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to our corporate Secretary or by voting online during the Annual Meeting.

We are complying with the U.S. Securities and Exchange Commission (the “SEC”) rules with respect to required information about the Company. As a result, accompanying this proxy statement is a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. We are mailing these proxy materials on or about April 19, 2023.

For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting. You may make a request by calling our corporate headquarters at (239) 596-0204 during regular business hours or go to www.virtualshareholdermeeting.com/IVFH2023. If we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request. In addition, during the Annual Meeting, that list of stockholders will be available for examination by any stockholder of record virtually attending the Annual Meeting via a live secure link.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 14, 2023 with respect to the beneficial ownership of our common stock by (1) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table set forth under the caption “Executive Compensation”, below, and (4) all our directors and executive officers as a group. Pursuant to SEC rules, includes shares that the person has the right to receive within 60 days from April 14, 2023.

Name and Address of Beneficial Owners		Number of Shares Beneficially Owned	Percent of Class

James C. Pappas (Director)	(1)	8,247,917	17.3%
Hank Cohn (Director)	(2)	4,439,125	9.2%
Jefferson Gramm (Director)	(3)	3,535,000	7.4%
Joel Gold (Director) (13)	(4)	1,119,273	2.3%
David Polinsky (Director) (13)	(5)	699,650	1.5%
Mark Schmulen (Director)		-	0.0%
Sam Klepfish (Director)	(6)	6,050,907	12.6%
Bill Bennett (Officer, Director)	(7)	225,440	.5%
Denver J. Smith (Director)	(8)	3,827,871	8.0%
Richard Tang (Officer)	(9)	100,000	0.2%
Inlight Wealth Management	(10)	3,747,057	7.9%
A group consisting of Denver J. Smith, CRC Founders Fund, LP, Donald E. Smith, Richard G. Hill, Samuel N. Jurrens, 73114 Investments, LLC, Youth Properties, LLC, and Paratus Capital, LLC	(11)	3,917,335	8.2%
All officers and directors as a whole (10 persons)	(12)	28,245,193	57.4%

(1)

Includes 8,247,917 shares held by JCP Investment Partnership, LP (“JCP Partnership”) and 113,492 shares held in an account managed by JCP Investment Management, LLC (“JCP Management”). JCP Investment Partners, LP (“JCP Partners”) is the general partner of JCP Partnership and JCP Investment Holdings, LLC (“JCP Holdings”) is the general partner of JCP Partners. Mr. Pappas is the managing member of JCP Management and sole member of JCP Holdings. The address of Mr. Pappas, JCP Partnership and JCP Management, LLC is 1177 West Loop South, Suite 1320, Houston, TX 77027. Information gathered from a Form 4 filed with the Securities and Exchange Commission on February 15, 2023.

(2)

Includes 3,125,000 shares which are held indirectly through SV Asset Management LLC. Includes options to purchase 450,000 shares of common stock. Does not include an additional 221,694 earned shares which are accrued but not issued. Includes information gathered from a Form 4 filed with the Securities and Exchange Commission on August 31, 2022.

(3)

Bandera Master Fund L.P., a Cayman Islands exempted limited partnership (“Bandera Master Fund”), is the record holder of 3,125,000 shares of Common Stock. Bandera Partners LLC, a Delaware limited liability company (“Bandera Partners”), is the investment manager of Bandera Master Fund. Mr. Gramm is Managing Partner, Managing Director and Portfolio Manager of Bandera Partners. Includes options to purchase 50,000 shares of common stock. Information gathered from a Form 4 filed with the Securities and Exchange Commission on February 10, 2023.

(4)

Includes options to purchase 450,000 shares of common stock. Also includes 18,400 shares of common stock held by Mr. Gold’s spouse. Does not include an additional 221,694 earned shares which are accrued but not issued.

(5)	Shares held by PetBox LLC, an entity affiliated with, and controlled by, Mr. Polinsky.
(6)

Includes options to purchase 450,000 shares of common stock exercisable at May 1, 2022. Also, includes 16,250 shares of common stock owned by Mr. Klepfish's spouse, ownership of which is disclaimed by Mr. Klepfish. Does not include an additional 861,458 earned shares which are accrued but not issued.

(7)	Includes 104,910 shares of common stock owned by Mr. Bennett's spouse, ownership of which is disclaimed by Mr. Bennett.
(8)	Consists of 674,671 shares owned directly by Mr. Smith and 3,153,400 shares owned by various funds and for which he provides investment advice. Does not include the shares described in footnote 10.
(9)	Includes options to purchase 100,000 shares of common stock.
(10)

Pursuant to a Schedule 13G/A filed on February 15, 2023 with the Securities Exchange Commission, the address of Inlight Wealth Management is 1175 Peachtree St NE Suite 350, Atlanta, GA 30361. Amount consists of 2,127,099 shares with sole voting and dispositive power, and 1,619,958 shares with shared dispositive power. The issuer retains sole voting power for 1,619,958 shares.

(11)

Pursuant to a Schedule 13D/A filed on February 21, 2023 with the Securities and Exchange Commission, for a group of investors which includes Mr. Denver Smith (see footnote8). Mr. Smith disclaims beneficial interest over 89,464 shares owned by certain members of the group for which he has no voting power. The group uses an address at 52 Carlson Drive, Milford, CT, 06460.

(12)	Consists of 22,676,594 shares of common stock held by officers and directors. Also includes options to purchase 1,950,000 shares of common stock exercisable at March 3, 2023.
(13)	Will not be continuing as a director.

ELECTION OF DIRECTORS

(Proposal No. 1)

The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any nominee should be unable to serve or for good cause will not serve, the proxies may be voted for a substitute nominee designated by management. Each director will be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. There are no family relationships between or among any of our executive officers or directors. Management recommends a vote “FOR” each of the director nominees.

Nominees

Set forth below for each nominee as director is the nominee’s name, age, and position with us, the Committee of the Board upon which he currently sits, his principal occupation and business experience during at least the past five years and the date of the commencement of his term as a director.

Name	Age	Position with the Company	Board Committee Membership

Bill Bennett	41	Chief Executive Officer and Director
Sam Klepfish	48	Chairman and Director
Hank Cohn	53	Director	Audit, Nominating/ Corporate Governance, Compensation
James C. Pappas	41	Director	Nominating/Corporate Governance, Compensation
Mark Schmulen	42	Director	Audit, Nominating/Corporate Governance, Compensation
Jefferson Gramm	47	Director	Audit, Nominating/Corporate Governance, Compensation
Denver J. Smith	35	Director

Bill Bennett, Chief Executive Officer and Director

Robert William (Bill) Bennett has been a director and our CEO since February 28, 2023. Prior thereto, Mr. Bennett was most recently Vice President of eCommerce for The Kroger Co. from 2020 until 2023. In this role, he was responsible for the company’s $10 billion eCommerce business, leading cross-functional partners in marketing, merchandising, product management, supply chain, technology, and analytics to develop and lead a robust eCommerce go-to-market and growth strategy across the enterprise. Mr. Bennett joined Kroger from Walmart where he served for eight years, from 2013 to 2020, in a variety of eCommerce and store leadership roles, including finance, merchandising, strategy, analytics, and product management. Prior to Walmart, from 2011 to 2013, Mr. Bennett led the pricing strategy team at S.C. Johnson and served in a variety of leadership roles at General Mills from 2006 to 2011. Mr. Bennett received a bachelor’s degree in Business Management with an emphasis in Finance from Brigham Young University and an MBA from the Fuqua School of Business at Duke University.

Sam Klepfish, Chairman

Mr. Klepfish has been a director since December 1, 2005. From November 2007 to February 28, 2023 Mr. Klepfish was the CEO of Innovative Food Holdings and its subsidiaries. From March 2006 to November 2007 Mr. Klepfish was the interim president of the Company and its subsidiary. Since February 2005 Mr. Klepfish was also a Managing Partner at ISG Capital, a merchant bank. From May 2004 through February 2005 Mr. Klepfish served as a Managing Director of Technoprises, Ltd. From January 2001 to May 2004 he was a corporate finance analyst and consultant at Phillips Nizer, a New York law firm. Since January 2001 Mr. Klepfish has been a member of the steering committee of Tri-State Ventures, a New York investment group. From 1998 to December 2000, Mr. Klepfish was an asset manager for several investors in small-cap entities.

Hank Cohn, Director

Mr. Cohn has been a director since October 29, 2010. Hank Cohn is currently CEO of P1 Billing, LLC, a revenue cycle management services provider to ambulatory medical clinics. P1 Billing is a spinoff of PracticeOne Inc., (formerly PracticeXpert, Inc., an OTCBB traded company), an integrated PMS and EMR software and services company for physicians. Mr. Cohn served as President and Chief Executive Officer of PracticeOne from December 2009 until December 2009, at which time he sold the company to Francison Partners, one of the largest, global technology focused, private equity firms in Silicon Valley. Prior to that, Mr. Cohn worked with a number of public companies. A partial list of his past and present board memberships include: Analytical Surveys, Inc., Kaching, Inc., and International Food and Wine, Inc., currently Evolution Resources Inc. Mr. Cohn also served as the executive vice president of Galaxy Ventures, LLC a closely-held investment fund concentrating in the areas of bond trading and early stage technology investments, where he acted as portfolio manager for investments.

James C. Pappas, Director

James C. Pappas has been a director since January 30, 2020. Mr. Pappas has served as the Managing Member of JCP Investment Management, LLC (“JCP Management”), an investment firm, and the sole member of JCP Investment Holdings, LLC (“JCP Holdings”), since June 2009. Mr. Pappas has also served as a director of Tandy Leather Factory, Inc. (NASDAQ:TLF), a retailer and wholesale distributor of a broad line of leather and related products, since June 2016. Mr. Pappas previously served as a director of each of Jamba, Inc. (formerly NASDAQ:JMBA), a leading health and wellness brand and the leading retailer of freshly squeezed juice, from January 2015 until the completion of its sale in September 2018, U.S. Geothermal Inc. (formerly NYSEMKT:HTM), a leading geothermal energy company, from September 2016 until the completion of its sale in April 2018, and The Pantry, Inc. (formerly NASDAQ:PTRY), a leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country, from March 2014 until the completion of its sale in March 2015. He also previously served as Chairman of the board of directors of Morgan’s Foods, Inc. (formerly OTC:MRFD), a then publicly traded company, from January 2013 until May 2014, when the company was acquired by Apex Restaurant Management, Inc., after originally joining its board as a director in February 2012. From 2005 until 2007, Mr. Pappas worked for The Goldman Sachs Group, Inc. (NYSE:GS) (“Goldman Sachs”), a multinational investment banking and securities firm, in its Investment Banking / Leveraged Finance Division. As part of the Goldman Sachs Leveraged Finance Group, Mr. Pappas advised private equity groups and corporations on appropriate leveraged buyout, recapitalization and refinancing alternatives. Prior to Goldman Sachs, Mr. Pappas worked at Banc of America Securities, the investment banking arm of Bank of America Corporation (NYSE:BAC), a multinational banking and financial services corporation, where he focused on Consumer and Retail Investment Banking, providing advice on a wide range of transactions including mergers and acquisitions, financings, restructurings and buy-side engagements. Mr. Pappas received a BBA and a Masters in Finance from Texas A&M University.

Mark Schmulen, Director

Mark Schmulen has been a director since January 30, 2020. Mr. Schmulen is a co-founder and has served as CEO of Chirp Systems, Inc., a venture-backed smart access solution for multifamily property owners, since October 2019. Mr. Schmulen has also served as the managing director of Jelly Capital, LLC, a private investment fund focused on early stage technology and real estate investments, since May 2015, and as an investment advisor representative for Forum Financial, LP, an independent investment advisor, since November 2016. Previously, he served as General Manager of Social Media for Constant Contact, Inc. (formerly NASDAQ:CTCT), a provider of digital marketing solutions, from May 2010 until May 2014. Prior to that, he was co-founder and served as CEO of Nutshell Mail, Inc., a social media marketing solution, from 2008 until its acquisition by Constant Contact, Inc. in 2010. Mr. Schmulen began his career as an investment banking analyst with JPMorgan Chase Bank. Currently, he serves on the board of directors for the Shlenker School, since August 2017 and is a Director of the HHF Foundation, benefiting early childhood education, since December 2014. Mr. Schmulen holds a B.S. from the University of Pennsylvania and an M.S. in Management from Stanford’s Graduate School of Business.

Jefferson Gramm, Director

Jefferson Gramm has been a director since September 10, 2021. Mr. Gramm is a co-founder, partner and portfolio manager at Bandera Partners LLC, a New York based investment fund founded in 2006. Prior to founding Bandera in 2006, he served as Managing Director of Arklow Capital, LLC, a hedge fund focused on distressed and value investments. Mr. Gramm has extensive board experience and currently serves as the Chairman of the Board of Tandy Leather Factory, Inc. and as a director of Rubicon Technology Inc. Mr. Gramm previously served on the Board of Directors of Ambassadors Group Inc., Morgan’s Foods Inc., and Peerless Systems Corp. He received an M.B.A. from Columbia University in 2003 and a B.A. in Philosophy from the University of Chicago in 1996.

Denver Smith, Director

Denver Smith has been a director since March 13, 2023. Mr. Smith is the Co-Founder and a managing member of Carlson Ridge Capital, a hedge fund manager, which was founded in 2015. He is also the Co-CIO of the firm and acts as the lead manager for the CRC Founders Fund, LP. Additionally, Mr. Smith advises the Aspen Family Trust on its asset allocation and strategic level decisions for various entities it owns. He was previously a portfolio manager and the Chief Investment Officer for 73114 Investments, LLC, for a period of 9 years. In 2015, he prompted and helped negotiate the sale of 73114 Investments parent company, a government contracting company, to a multi-billion dollar publicly traded REIT for over $150 million. Mr. Smith serves on the Board of Trustees of Lifestyle Management Inc, a non-profit organization. He graduated from the University of Oklahoma with a BBA in Finance and Economics. He also earned an MBA from the University of Oklahoma. Mr. Smith is a CFA Charterholder.

Qualifications for All Directors

In considering potential candidates for election to the Board the Nominating Committee observes the following guidelines, among other considerations: (i) the Board must include a majority of independent directors; (ii) each candidate shall be selected without regard to age, sex, race, religion or national origin; (iii) each candidate should have the highest level of personal and professional ethics and integrity and have the ability to work well with others; (iv) each candidate should only be involved in activities or interests that do not conflict or interfere with the proper performance of the responsibilities of a director; (v) each candidate should possess substantial and significant experience that would be of particular importance to the Company in the performance of the duties of a director; and (vi) each candidate should have sufficient time available, and a willingness to devote the necessary time, to the affairs of the Company in order to carry out the responsibilities of a director, including, without limitation, consistent attendance at board and committee meetings and advance review of board and committee materials. The Chief Executive Officer will then interview such candidate. The Nominating Committee then determines whether to recommend to the Board that a candidate be nominated for approval by the Company’s stockholders. The manner in which the Nominating Committee evaluates a potential candidate does not differ based on whether the candidate is recommended by a stockholder of the Company. With respect to nominating existing directors, the Nominating Committee reviews relevant information available to it, including the most recent individual director evaluations for such candidates, the number of meetings attended, his or her level of participation, biographical information, professional qualifications and overall contributions to the Company.

The Board has identified the following qualifications, attributes, experience and skills that are important to be represented on the Board as a whole: (i) management, leadership and strategic vision; (ii) financial expertise; (iii) marketing and consumer experience; and (iv) capital management.

We believe that all of our directors are qualified for their positions and each brings a benefit to the board. Mr. Bennett, as an executive officer, is uniquely qualified to bring management’s perspective to the board’s deliberations. Mr. Schmulen, with his private equity experience, and Mr. Cohn with his prior history of being an executive and a director of other companies, bring a well-rounded background and wealth of general business experience to our board. Mr. Pappas brings both his investment and corporate finance background and food industry experience to the board. Mr. Klepfish, as a former executive officer continues to bring his knowledge of the food industry as well as detailed knowledge of the Company to the board. Messrs. Gramm and Smith bring extensive experience in business strategy and capital markets.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for board membership.

The Board has determined that five of the seven directors who serve on the Board as of the date of this Proxy Statement and who are standing for nomination (Messrs. Cohn, Pappas, Schmulen, Gramm and Smith) are “independent,” as defined under the rules of Nasdaq (although the Company is not subject to such standards). Messrs. Gold and Polinsky who are currently directors but who are not standing for election are also deemed to be independent. In making this determination, the Board or the Nominating Committee, as applicable, considered all relevant facts and circumstances (including, without limitation, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships) to ascertain whether any such person had a relationship that, in its opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Leadership Structure; Executive Sessions

Our board structure features (i) a separate Chairman of the Board and Chief Executive Officer and (ii) non-management, active and effective directors of equal importance and with an equal vote. The board intends having non-management Board members meet without management present at least twice a year.

Agreements with Directors

Prior to Mr. Pappas’ appointment to the Board, as described in a Current Report on Form 8-K filed on January 30, 2020, the Company and Mr. Pappas entered into an Agreement (the “Pappas Agreement”) which, among other things, provided that (i) the Company (x) will support the continued directorships of the New Directors (as defined in the Pappas Agreement) at the next two annual meetings and (y) after 18 months will appoint another nominee of JCP (as defined in the Pappas Agreement”) to the Board and support such nominee at the next annual meeting, provided that such nominee shall be subject to the approval (which shall not be unreasonably withheld) of the Nominating and Corporate Governance Committee of the Board and the Board after exercising their good faith customary due diligence process and fiduciary duties; and (ii) JCP and the Company agreed to certain standstill provisions, as more fully described in the Pappas Agreement. As of the date hereof, the New Directors referred to in the Pappas Agreement are Messrs. Pappas and Schmulen and the JCP nominee is Mr. Gramm.

Prior to Mr. Smith’s appointment to the Board, as described in a Current Report on Form 8-K filed on March 13, 2023, the Company and Mr. Smiths entered into an Agreement (the “Smith Agreement”) which, among other things, provided that for up to six (6) months, with certain minor limitations, Mr. Smith will have observer status at all meetings held by our Board of Directors as well as meetings held by the various Committees of our Board of Directors. In addition, the Smith Agreement provided for Mr. Smith to become a member of our Board of Directors on or before the six (6) month anniversary of the Smith Agreement subject to fulfillment of the Board’s fiduciary responsibilities. The Smith Agreement contains certain “standstill” provisions regarding proxy contests, Board membership and joining certain ownership groups. At the time of entry into the Smith Agreement, Mr. Smith was part of a Schedule 13D group (the “Group”) which held approximately 8.3% of our outstanding common stock. The Smith Agreement was conditional upon the Group maintaining certain minimum ownership of our common stock as well as imposing duties of confidentiality and securities law compliance. Effective March 13, 2023, our board determined to appoint Mr. Smith to our board.

Committees of the Board of Directors

The Board of Directors currently has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The members of the Compensation Committee and of the Nominating and Corporate Governance Committee are Messrs. Gold, Cohn, Pappas, Polinsky, Schmulen and Gramm and the members of the Audit Committee are Messrs. Gold, Cohn, Polinsky, Schmulen and Gramm with Mr. Cohn designated as the Audit Committee Financial Expert. All of the members of each committee have been determined by the Board of Directors to be independent.

Audit Committee. The primary functions of the Audit Committee are to select or to recommend to our Board the selection of outside auditors; to monitor our relationships with our outside auditors and their interaction with our management in order to ensure their independence and objectivity; to review, and to assess the scope and quality of, our outside auditor’s services, including the audit of our annual financial statements; to review our financial management and accounting procedures; to review our financial statements with our management and outside auditors; and to review the adequacy of our system of internal accounting controls. Messrs. Gold, Cohn, Polinsky, Schmulen and Gramm, with Mr. Cohn designated as the Audit Committee Financial Expert, are the current members of the Audit Committee and are each “independent” (as that term is defined in NASD Rule 4200(a)(14)) and are each able to read and understand fundamental financial statements. Mr. Cohn, our Audit Committee Financial Expert, possesses the financial expertise required under Rule 401(h) of Regulation S-K of the Act and NASD Rule 4350(d)(2). He is further “independent”, as that term is defined under Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. Our Board has adopted a written charter for the Audit Committee and the Audit Committee reviews and reassesses the adequacy of that charter on an annual basis. The full text of the charter is available on our website at www.ivfh.com.

Compensation Committee. The functions of the Compensation Committee are to make recommendations to the Board regarding compensation of management employees and to administer plans and programs relating to employee benefits, incentives, compensation and awards under our 2011 Stock Option Plan. Messrs. Gold, Cohn, Pappas, Polinsky, Schmulen and Gramm are the current members of the Compensation Committee. The Board has determined that each of them is “independent,” as defined under the applicable rules of the Nasdaq Stock Market. A copy of the Compensation Committee’s Charter is available on our website at www.ivfh.com. Executive officers that are members of our Board make recommendations to the Compensation Committee with respect to the compensation of other executive officers who are not on the Board. Except as otherwise prohibited, the Committee may delegate its responsibilities to subcommittees or individuals. The Compensation Committee has the authority, in its sole discretion, to retain or obtain advice from a compensation consultant, legal counsel or other advisor and is directly responsible for the appointment, compensation and oversight of such persons. The Company will provide the appropriate funding to such persons as determined by the Compensation Committee. The Compensation Committee also annually reviews the overall compensation of our executive officers for the purpose of determining whether discretionary bonuses should be granted.

Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee are to develop our corporate governance system and to review proposed new members of our Board of Directors, including those recommended by our stockholders. Messrs. Gold, Cohn, Pappas, Polinsky, Schmulen and Gramm are the current members of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board. The full text of the charter is available on our website at www.ivfh.com. The Board has determined that each member of this Committee is “independent,” as defined under the rules of the Nasdaq Stock Market (although the Company is not currently subject to such rules). The Nominating and Corporate Governance Committee will review, on an annual basis, the composition of our Board of Directors and the ability of its current members to continue effectively as directors for the upcoming fiscal year. In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Nominating and Corporate Governance Committee will consider renominating incumbent directors who continue to be qualified for Board service and who are willing to continue as directors if it determines that such renomination is in the best interests of the Company and its shareholders. If that Committee decides it is in our best interests to nominate a new individual as a director in connection with an annual meeting of stockholders, or if a vacancy on the Board occurs between annual stockholder meetings or an incumbent director chooses not to run, the nominating committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, our senior management and, if the Committee deems appropriate, a third-party search firm. The Nominating and Corporate Governance Committee will evaluate each candidate’s qualifications and check relevant references and each candidate will be interviewed by at least one member of that Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating and Corporate Governance Committee will evaluate whether a prospective candidate is qualified to serve as a director and whether the Committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

Meetings of the Board of Directors and Board Member Attendance at Annual Stockholder Meeting

From January 1, 2022 through December 31, 2022, the Board of Directors met or acted without a formal meeting pursuant to unanimous written consent at least 13 times. All directors attended at least 75% of all board meetings. From January 1, 2022 through December 31, 2022, the Audit Committee, the Compensation Committee and Nominating and Corporate Governance Committee met or acted without a formal meeting pursuant to unanimous written consent at least four, one and two times, respectively.

We do not have a formal written policy with respect to board members’ attendance at annual stockholder meetings, although we do encourage each of them to attend. All of the directors then serving and nominated for re-election attended our last Annual Stockholder Meeting held on January 11, 2022.

Stockholder Communications

Stockholders interested in communicating with the Board may do so by writing to any or all directors, care of our Secretary, at our principal executive offices. Our Secretary will log in all stockholder correspondence and forward to the director addressee(s) all communications that, in her judgment, are appropriate for consideration by the directors. Any director may review the correspondence log and request copies of any correspondence. Examples of communications that would be considered inappropriate for consideration by the directors include, but are not limited to, commercial solicitations, trivial, obscene, or profane items, administrative matters, ordinary business matters, or personal grievances. Correspondence that is not appropriate for Board review will be handled by our Secretary. All appropriate matters pertaining to accounting or internal controls will be brought promptly to the attention of our Audit Committee Chair.

Stockholder recommendations for director nominees are welcome and should be sent to our Secretary, who will forward such recommendations to the Nominating Committee, and should include the following information: (a) all information relating to each nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of Common Stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of each nominee, and must be submitted in the time frame described under the caption, “Stockholder Proposals for 2023 Annual Meeting” below. The Nominating Committee will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other sources, using additional criteria, if any, approved by the Board from time to time. Our stockholder communication policy may be amended at any time with the consent of the Nominating Committee.

Code of Ethics

We have adopted a Code of Ethics that applies to each of our employees, including our CEO, our principal financial officer, as well as members of our Board of Directors. A copy of such Code has been publicly filed with, and is available for free from, the Securities and Exchange Commission.

Pursuant to our Code of Ethics, all of our employees (including officers and executives) and directors are required to disclose to the Board or any committee established by the Board to receive such information, any material transaction or relationship that reasonably could be expected to give rise to actual or apparent conflicts of interest between any of them, personally, and the Company. Our Code of Ethics also directs all employees and directors to avoid any self-interested transactions without full disclosure.

Delinquent Section 16(a) Reports

During 2022, Messrs. Klepfish and Wiernasz did not file one Form 4 in connection with the receipt of shares.

Key Employee

Richard Tang, CFO

Richard Tang, age 59, has been CFO at IVFH since December 29, 2020. Mr. Tang, has more than 25 years of experience in senior leadership roles, working in media, e-commerce, CPG and food-based sectors, most recently as CFO for Van Leeuwen Ice Cream LLC, a nationwide manufacturer of ultra-premium dairy and vegan ice cream distributed and sold through 2,000 supermarket and independent chain doors nationwide and multi-state brick and mortar locations. Prior thereto, from 2017 to 2019, Mr. Tang was CFO at Nutraceutical Wellness, Inc., a global subscription-based CPG e-commerce and business-to-business wellness vitamin and supplements consumer business. Prior thereto, from 2012-2016, Tang was Senior Vice President, Corporate Development at Fareportal, the third largest Online Travel Agency in North America. Mr. Tang has also held senior financial roles at The Condé Nast Publications, Time Warner, and Walt Disney Corporation. Mr. Tang holds a Master of Business Administration from Boston University Graduate School of Management and a Bachelor of Science from Boston College.

Certain Relationships and Related Transactions

Effective November 28, 2022, the Company entered into a Board Observer Agreement with Denver J. Smith (the “Agreement”). Mr. Smith is part of a Schedule 13D group (the “Group”) which holds approximately 8.3% of our outstanding common stock. The Group had threatened a proxy contest, and to avoid expense and disruption associated with a proxy contest the company has signed the Agreement with the Group. The Agreement provides, among other things, that for up to six (6) months, with certain minor limitations, Mr. Smith will have observer status at all meetings held by our Board of Directors as well as meetings held by the various Committees of our Board of Directors. In addition, the Agreement provides for Mr. Smith to become a member of our Board of Directors on or before the six (6) month anniversary of the Agreement subject to fulfillment of the Board’s fiduciary responsibilities. The Agreement contains certain “standstill” provisions regarding proxy contests, Board membership and joining certain ownership groups. The Agreement is conditional upon the Group maintaining certain minimum ownership of our common stock as well as imposing duties of confidentiality and securities law compliance.

Limitation of Directors Liability and Indemnification

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and the rights of our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of such director or officer’s fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

The Company maintains a directors’ and officers’ liability insurance policy covering certain liabilities that may be incurred by any director or officer in connection with the performance of his or her duties and certain liabilities that may be incurred by the Company, including the indemnification payable to any director or officer. This policy provides for $10 million in maximum aggregate coverage, including defense costs. The entire premium for such insurance is paid by the Company.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Legal Proceedings

On September 16, 2019, an action (the “PA Action”) was filed in the Court of Common Pleas of Philadelphia County, Trial Division, against, among others, the Company and its wholly-owned subsidiaries, igourmet and Food Innovations, Inc. Since that time, other parties involved in the incident have joined as plaintiffs in the PA Action. The complaint in the PA Action alleges, inter alia, wrongful death and negligence by a driver employed by igourmet and indicates a demand and offer to settle for fifty million dollars. We expect that should a settlement occur the amount to resolve the Action would be substantially lower. The Company and its subsidiaries had auto and umbrella insurance policies, among others, that were in effect for the relevant period The Company and its subsidiaries’ insurers have agreed to defend the Company and its subsidiaries in the PA Action (and the related action), subject to a reservation of rights. The Company believes that the likely outcome would result in the liabilities being covered by its insurance carriers. However, if the Company was found responsible for damages in excess of its available insurance coverage, such damages in excess of the coverage could have a material adverse effect on the Company’s operations. The case has been set for trial for April 1, 2024. Because the statute of limitations on the incident has now run, it is not anticipated that any new plaintiffs involved in the incident will come forward against the Company and its subsidiaries.

From time to time, the Company has become and may become involved in certain lawsuits and legal proceedings which arise in the ordinary course of business, or as the result of current or previous investments, or current or previous subsidiaries, or current or previous employees, or current or previous directors, or as a result of acquisitions and dispositions or other corporate activities. The Company intends to vigorously defend its positions. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our financial position or our business and the outcome of these matters cannot be ultimately predicted.

Executive Compensation

The following table sets forth information concerning the compensation for services rendered to us for the two years ended December 31, 2022, of our Chief Executive Officer, our principal financial officer and our highest compensated officer whose annual compensation exceeded $100,000 in the fiscal year ended December 31, 2022, if any. We refer to the Chief Executive Officer and these other officers as the named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Sam Klepfish	2022	$513,491	$-		$466,186	(a)	$-		$-	$-	$98,939	(b)	$1,078,616
CEO (f)	2021	$457,288	$-		$385,000	(a)	$-		$-	$-	$3,012	(c)	$845,300

Justin Wiernasz	2022	$404,118	$-		$17,116	(a)	$-		$-	$-	$26,951	(c)	$431,069
Director of Strategic Acquisitions (g)	2021	$403,822	$10,000	(d)	$17,116	(a)	$-		$-	$-	$23,655	(c)	$454,593

Richard Tang	2022	$239,231	$-		$-		$7,034	(e)	$-	$-	$17,992	(c)	$264,257
Chief Financial Officer	2021	$199,231	$-		$-		$7,032	(e)	$-	$-	15,791	(c)	222,054

Norma Vila,	2022	$182,404	$-		$-		$-		$-	$-	$11,070	(c)	$193,473
Principal Accounting Officer	2021	$172,692	$-		$-		$-		$-	$-	9,312	(c)	$182,400

(a) Consists of the portion of restricted stock awards which were recognized as a period cost during the year for services as an executive officer.

(b) Consists of cash payments for health care benefits in the amount of $3,525 and restricted stock awards in the amount of $95,414 recognized as a period cost during the year for services as an executive officer and utilized to pay withholding taxes on behalf of Mr. Klepfish.

(c) Consists of cash payments for health care benefits.

(d) Consists of a cash bonus paid during the year for services performed in the previous year.

(e) Consists of option awards which were recognized as a period cost during the year for services as an executive officer.

(f) Mr. Klepfish resigned from his position as Chief Executive Officer on February 28, 2023.

(g) Mr. Wiernasz resigned from his position as Director of Strategic Acquisitions on March 1, 2023.

Outstanding Equity Awards at Fiscal Year-End as of December 31, 2022

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Sam Klepfish	-	-	-	-	-	300,000	(a)	$63,420	(b)	-	-

(a) Restricted stock awards vest according to the following schedule: An additional 125,000 restricted stock awards will vest contingent upon the attainment of a stock price of $2.00 per share for 20 consecutive trading days, and an additional 175,000 restricted stock awards will vest contingent upon the attainment of a stock price of $3.00 per share for 20 consecutive trading days.

(b) Amounts are calculated by multiplying the number of shares shown in the table by $ 0.21 per share, which is the closing price of common stock on December 30, 2022 (the last trading day of the 2022 fiscal year).

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joel Gold	7,500	20,000	(a)	-		-	-	-	27,500
Sam Klepfish	-	-		-		-	-	-	27,500
Hank Cohn	7,500	20,000	(a)	-		-	-	-	-
Justin Wiernasz (b)	-	-		-		-	-	-	-
David Polinsky	-	-		-		-	-	-	-
James C. Pappas	-	-		-		-	-	-	-
Mark Schmulen	-	-		-		-	-	-	-
Jefferson Gramm	-	-		1,704	(c)	-	-	-	1,704

(a) Represents the amount charged to operations during the year ended December 31, 2022 for 90,634 shares of the Company’s common stock with a fair value of $30,000 granted on January 1, 2021 and vesting over a three-year period, and 64,240 shares of the Company’s common stock with a fair value of $30,000 granted on January 1, 2020 and vesting over a three-year period.

(b) Mr. Wiernasz resigned his position as a director of the Company on March 1, 2023.

(c) Represents the amount charged to operations during the year ended December 31, 2021 for one-year options to purchase 50,000 shares of the Company’s common stock at a price of $1.20 per share, vesting over one year.

Employment Agreements

Our subsidiary, Food Innovations, has employment agreements with certain officers and certain employees. The employment agreements provide for salaries and benefits, including stock grants and extend up to three years. In addition to salary and benefit provisions, the agreements include defined commitments should the employer terminate the employee with or without cause.

BILL BENNETT

On February 3, 2023, we entered into an Executive Employment Agreement with Robert William Bennett (the “RWB Agreement”). The RWB Agreement provides, among other things, for Mr. Bennett to become our Company’s Chief Executive Officer; Mr. Bennett, and one designee, to be nominated to the Company’s Board of Directors during his tenure as CEO; employment at-will with an initial term of employment from February 28, 2023 through December 31, 2025 with 12 months of Base Salary as severance payments if terminated without cause or resignation with Good Reason; an annual Base Salary of $375,000 with at least 3% annual increases with additional annual increases of 20% if certain cash flow metrics are met; a $50,000 signing bonus; an additional Bonus, triggered based on certain conditions being met, of up to $300,000 payable over time; annual incentive bonus equal to at least 50% of Base Salary; reimbursement of legal fees up to $10,000; and participation in the Company’s benefit plans. Mr. Bennett is also subject to the Company’s clawback policies and certain restrictive covenants including confidentiality, non-compete and non-solicitation.

In addition, Mr. Bennett is eligible for stock grants based upon the market price of the Company’s common stock meeting certain price points at various 60-day volume weighted prices, as described in the chart below:

Stock Threshold Target	Number of Shares Granted
$0.60

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 2.00% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 943,531

$0.80

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 1.50% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 707,649

$1.00

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 1.00% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 471,766

$1.20

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 0.75% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 353,824

$1.40

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 0.75% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 353,824

$1.60

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 0.50% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 235,883

$1.80

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 0.50% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 235,883

$2.00

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 0.50% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 235,883

SAM KLEPFISH

Effective March 29, 2017, we entered into an employment agreement with Mr. Sam Klepfish, our CEO. This agreement, which ran through December 31, 2019, maintained the then-current base salary and provided for all bonuses and salary increases to be approved by the compensation committee.

As of January 28, 2019, upon approval by the Company’s compensation committee comprised solely of independent directors, we entered into a new employment agreement with Mr. Sam Klepfish having an effective date of January 28, 2019 and terminating three years thereafter with up to two two-year extension periods. The first two year extension period was exercised in 2021. The agreement provides a base salary in the amount of $300,000 with annual increases of at least $25,000 and annual stock compensation of 50% of the base salary. The agreement also provides for additional bonuses of up to 25% of base compensation, based on increases in EBITDA (as defined in the agreement) and increases in our stock price as reflected in our market capitalization and other perquisites and benefits as detailed therein. The agreement also contains change of control, confidentiality, non-compete and non-solicitation provisions.

Mr. Klepfish resigned his position as CEO on February 28, 2023.

JUSTIN WIERNASZ

Effective March 29, 2017, we entered into an employment agreement with Mr. Wiernasz, our Director of Strategic Acquisitions. This agreement, which ran through December 31, 2019, maintained the current base salary and provided for all bonuses and salary increases to be approved by the compensation committee.

As of January 28, 2019, upon approval by the Company’s compensation committee, we entered into a new employment agreement with Mr. Justin Wiernasz, having an effective date of January 28, 2019 and terminating three years thereafter with up to two extension periods; one for two years and one for one year. The agreement provides a base salary in the amount of $326,000 with annual increases of at least 5% and annual stock compensation of 5% of the base salary. This agreement was further modified to a base salary of $350,000 in 2019. The agreement also provides for additional bonuses of up to 35% of base compensation and based upon increases in our stock price as reflected in our market capitalization and other perquisites and benefits as detailed therein. The agreement also contains change of control, confidentiality, non-compete and non-solicitation provisions.

Mr. Wiernasz resigned his position as Director of Strategic Acquisitions and as a member of our board of directors on March 1, 2023.

RICHARD TANG

Effective December 29, 2020, we entered into a letter agreement with Mr. Richard Tang to become our CFO. The agreement provides a base salary in the amount of $200,000 for 2021 and base compensation for 2022 to target an increase of 20%-25% with a targeted 15-20% bonus structure based on milestones to be determined by the Company’s Board of Directors in its sole discretion. For 2021, Mr. Tang will have the opportunity to earn a performance stock bonus of $40,000 and a cash bonus of $25,000 based upon satisfying certain specified milestones and an additional bonus equal to up to 10% of combined base salary and bonus based upon criteria to be determined by the Company’s Board of Directors. The agreement also provided for a one-time stock option grant in the amount of 100,000 shares (half of which is exercisable $0.60 and half at $1.00), which vests in two years. Similar to our other employees, Mr. Tang’s employment is at-will and he is subject to the Company’s rules, regulations and policies, including specifically and without limitation, confidentiality and provisions.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation of our Named Executive Officers (“NEOs”) including our Principal Executive Officer (“PEO”) and certain financial performance measures of the Company.

The table below presents information on the compensation of our PEO and our other NEOs in comparison to certain performance metrics for 2022 and 2021. The use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules. Neither CAP nor the total amount reported in the Summary Compensation Table reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting the Summary Compensation Table Total values for the applicable year as described in the footnotes to the table.

Pay Versus Performance Table for 2022

	Summary		Average Summary Compensation	Average Compensation	Value of Initial Fixed $100 Investment Based On:	Net
Year	Compensation Table Total for PEO1,2	Compensation Actually Paid to PEO[1,3]	Table Total for Non-PEO NEOs[1,2]	Actually Paid to Non-PEO NEOs[1,3]	Total Shareholder Return	Income (loss) (millions)

2022	$1,078,616	$1,078,616	$296,267	$291,067	$73	$(1.4)
2021	$845,300	$857,840	$286,217	$290,977	$112	$(0.7)

1	For each year shown, our CEO was Sam Klepfish and the non-PEO NEOs were Justin Wiernasz, Richard Tang, and Norma Vila.
2	Amounts represent the “Total” column as set forth in the Summary Compensation Table on page 12.
3	Amounts represent the “compensation actually paid” as computed in accordance with Item 402(v) of Regulation S-K.

The table below reconciles the amount of compensation reported for our PEO to the amount of compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards[4]	Equity Award Adjustments[5]	Reported Change in the Actuarial Present Value of Pension Benefits	Pension Benefit Adjustments	Compensation Actually Paid to PEO
2022	$1,078,616	$(466,186)	$466,186	$-	$-	$1,078,616
2021	$845,300	$(385,000)	$397,540	$-	$-	$857,840

4	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” columns in the Summary Compensation Table for the applicable year.
5

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$-	$-	$466,186	$-	$-	$-	$466,495
2021	$-	$-	$385,000	$12,540	$-	$-	$397,540

The table below reconciles the average amount of compensation reported for our non-PEO NEOs to the average amount of compensation actually paid:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments	Average Compensation Actually Paid to Non-PEO NEOs
2022	$296,267	$(2,345)	$(2,855)	$-	$-	$291,067
2021	$286,217	$(8,049)	$12,809	$-	$-	$290,977

The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year Over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year Over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$-	$-	$-	$(2.855)	$-	$-	$(2,855)
2021	$-	$771	$-	$12,038	$-	$-	$12,809

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section captioned “Executive Compensation” beginning on page 12 of this proxy statement, during the periods presented in the tables above the Company’s executive compensation program included cash compensation and equity-based incentive awards in the form of stock options and stock grants. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the “Pay Versus Performance Table for 2022”. The Company seeks to incentivize both short-term and long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the “Pay Versus Performance Table for 2022”.

Compensation Actually Paid and Cumulative Total Shareholder Return (“TSR”)

As demonstrated by the following graph, the amount of compensation actually paid to Mr. Klepfish and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Klepfish) is generally not aligned with the Company’s cumulative TSR over the two years presented in the “Pay Versus Performance Table for 2022”. The relationship of compensation actually paid with the Company’s cumulative TSR over the period is largely due to the fact that a material portion of the compensation actually paid to Mr. Klepfish and to the other NEOs is comprised of equity-based incentive compensation that takes into account the Company’s common stock price over the long term. For additional information, see the section captioned “Executive Compensation” beginning on page 12 of this proxy statement.

Compensation Actually Paid and Net Income

As demonstrated by the following graph, the amount of compensation actually paid to Mr. Klepfish and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Klepfish) is generally not aligned with the Company’s net income over the two years presented in the “Pay Versus Performance Table for 2022”. The Company uses net income as a specific performance measure in the overall executive compensation program along with sales levels, which the Company considers a leading indicator of net income over the long term. For additional information regarding the performance measures used to determine cash- and equity-based incentive compensation for the Company’s NEOs, see the section captioned “Executive Compensation” beginning on page 12 of this proxy statement.

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

(Proposal No. 2)

Upon the recommendation of our Audit Committee, our Board of Directors has engaged Assurance Dimensions as our principal independent auditors for the fiscal year ending December 31, 2023, subject to ratification by the stockholders. Assurance Dimensions has been our independent auditors since November 10, 2022.

Management recommends a vote “FOR” this proposal.

If the appointment of Assurance Dimensions is not ratified or if it declines to act or their engagement is otherwise discontinued, the Board of Directors will appoint other independent auditors. Representatives of Assurance Dimensions are expected to be present virtually at the Annual Meeting and will have the opportunity to make a statement at the Annual Meeting, if they so desire, and will be available to respond to appropriate questions from stockholders.

Before our principal accountant is engaged by us to render audit or non-audit services, as required by the rules and regulations promulgated by the Securities and Exchange Commission and/or Nasdaq, such engagement is approved by the Audit Committee.

Audit Fees

Total engagement fees of Assurance Dimensions, Inc. covering the years ended December 31, 2022 and 2023 are $210,000.

The Company engaged Liggett & Webb P.A. (“LW”) as our independent registered public accounting from November 9, 2012 through November 9, 2022. During the years ended December 31, 2022 and 2021, LW billed us audit fees of approximately $174,000 and $144,000, respectively.

Audit-Related Fees

The aggregate fees billed in each of the last two fiscal years for assurance and related services by Assurance Dimensions and by LW that are reasonably related to the performance of the audit or review of our consolidated financial statements including our quarterly interim reviews on Form 10-Q and are reported under Audit Fees above.

Tax Fees

LW tax fees were $0 and $0 for the years ended December 31, 2022 and 2021, respectively.

All Other Fees

Assurance Dimension, Inc. has not billed us any other fees since their engagement on November 10, 2022. LW has not billed any other fees since their engagement on November 9, 2012.

For the fiscal years ended December 31, 2022 and 2021 the board of directors considered the audit fees, audit-related fees, tax fees and other fees paid to our accountants, as disclosed above, and determined that the payment of such fees was compatible with maintaining the independence of the accountants. Our board of directors pre-approves all auditing services and all permitted non-auditing services (including the fees and terms thereof) to be performed by our independent registered public accounting firm, except for de minimis non-audit services that are approved by the board of directors prior to the completion of the audit.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a filing.

Management is responsible for our system of internal control over financial reporting. Our independent registered public accounting firm, Assurance Dimensions, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), and to issue a report thereon. The Audit Committee is responsible for overseeing management's conduct of the financial reporting process and our system of internal control over financial reporting.

The Audit Committee has reviewed and discussed with both management and our independent registered public accounting firm all annual financial statements prior to their issuance. In connection with these reviews, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to PCAOB auditing standard AS 1301 Communications with Audit Committee, including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. The Audit Committee also discussed with our independent registered public accounting firm matters relating to such firm's independence, including a review of audit and non-audit fees and the written disclosures and letter from Assurance Dimensions to the Audit Committee as required by applicable requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.

Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to our Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the period ended December 31, 2022 for filing with the SEC.

Members of the Audit Committee

Hank Cohn, Joel Gold, Jefferson Gramm, David Polinsky, Mark Schmulen

ADVISORY VOTE ON THE COMPANY'S EXECUTIVE COMPENSATION

(Proposal No. 3)

Our stockholders are being provided the opportunity to cast a non-binding, advisory vote (commonly known as "say on pay") on the compensation of the executive officers named in the "Summary Compensation Table" above (collectively, the "named executive officers"). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this proxy statement, through consideration of the following non-binding advisory resolution:

“Resolved, that the stockholders advise that they approve the compensation of the Company's named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and related narrative discussion.”

Our executive compensation program is designed to attract, reward and retain talented executives to lead our company in a highly competitive market, while maximizing shareholder returns. We believe that our compensation program, which ties a significant portion of pay to performance, provides competitive compensation to our executives and utilizes components that align the interests of our executives with shareholders. We believe this approach helps make our management team a key driver in the company’s market leadership and financial performance. Please see the compensation tables and related narrative discussion relating to compensation paid to our named executive officers.

Management recommends a vote “FOR” this resolution as it believes that our executive compensation is fair and reasonable and allows us to attract and retain qualified executives.

STOCKHOLDERS PROPOSALS FOR 2023 ANNUAL MEETING

We must receive a stockholder proposal (and any supporting statement) to be considered for inclusion in our proxy statement and proxy for our annual meeting for 2023 at our principal executive offices on or before December 20, 2023. Any other proposal that a stockholder intends to present at that meeting may be deemed untimely unless we have received written notice of such proposal on or before March 5, 2024. Stockholders should send proposals and notices addressed to Innovative Food Holdings, Inc., 28411 Race Track Road, Bonita Springs, FL 34135, Attention: Secretary

OTHER MATTERS

We have not received any other proposal or notice of any stockholder’s intention to present any proposal at our annual meeting, and we are not aware of any matter, other than those discussed above in this Proxy Statement, to be presented at the meeting. If any other matter is properly brought before the annual meeting, the persons named in the attached proxy intend to vote on such matter as directed by our Board of Directors.

We will provide, without charge, upon the written request of any person from whom proxies for this meeting were solicited, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and financial statement schedules. Anyone requesting such documents shall submit the request in writing to: Innovative Food Holdings, Inc., 28411 Race Track Road, Bonita Springs, FL 34135, Attention: Secretary.

By Order of the Board of Directors,
Bill Bennett

April 19, 2023

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL

VIRTUALLY ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO

ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND

RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE OR VOTE ONLINE OR BY TELEPHONE.

STOCKHOLDERS WHO ATTEND THE VIRTUAL ANNUAL MEETING MAY VOTE THEIR

SHARES PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

INNOVATIVE FOOD HOLDINGS, INC. PROXY DEPARTMENT 28411 RACE TRACK RD. BONITA SPRINGS, FLORIDA 34135

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to

www.virtualshareholdermeeting.com/IVFH2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D63019-P64282	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. To elect seven (7) directors to serve for the ensuing year. Nominees:		☐	☐	☐

01) Robert W. Bennett 06) Jefferson Gramm	02) Sam Klepfish 07) Denver J. Smith	03) Hank Cohn 04) James C. Pappas 05) Mark Schmulen
The Board of Directors recommends you vote FOR the following proposals:
						For	Against	Abstain

2. To ratify the selection by the Board of Directors of the firm of Assurance Dimension as the Company’s independent auditors for the current fiscal year.						☐	☐	☐
3. To conduct an advisory vote on executive compensation. Note: To transact such other business as may properly come before the meeting or any adjournment thereof.						☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D63020-P64282

INNOVATIVE FOOD HOLDINGS, INC.

28411 RACE TRACK RD.

BONITA SPRINGS, FLORIDA 34135

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2023

The stockholder(s) hereby appoint(s) Robert William Bennett, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INNOVATIVE FOOD HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time, on May 17, 2023, the meeting can be accessed by visiting www.virtualshareholdermeeting.com/IVFH2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side